Kura Sushi USA, inc. BMO Farm to market conference May 13th, 14th, 2020 Exhibit 99.1

Disclaimer This presentation has been prepared for informational purposes only. No money or other consideration is being solicited, and if sent in response, will not be accepted. This presentation shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The Company is not under any obligation to make an offering. It may choose to make an offering to some, but not all, of the people who indicate an interest in investing. Any such offering of securities will only be made by means of a registration statement (including a prospectus) filed with the SEC, after such registration statement becomes effective. No such registration statement has been filed as of the date of this presentation. The information included in any registration statement will be more complete than the information the Company is providing now, and could differ in important ways. This presentation, related video and oral communications made during the course of this presentation may contain forward-looking statements that involve risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as “target,” “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “continue,” “predict,” “potential,” “plan,” “anticipate” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include but are not limited to: risks related to the COVID-19 outbreak; our ability to successfully maintain increases in our comparable restaurant sales; our ability to successfully execute our growth strategy and open new restaurants that are profitable; our ability to expand in existing and new markets; our projected growth in the number of our restaurants; macroeconomic conditions and other economic factors; our ability to compete with many other restaurants; our reliance on vendors, suppliers and distributors, including our parent company Kura Sushi, Inc.; concerns regarding food safety and foodborne illness; changes in consumer preferences and the level of acceptance of our restaurant concept in new markets; minimum wage increases and mandated employee benefits that could cause a significant increase in our labor costs; the failure of our automated equipment or information technology systems or the breach of our network security; the loss of key members of our management team; the impact of governmental laws and regulations; volatility in the price of our common stock; and other risks and uncertainties as described in our filings with the Securities and Exchange Commission (“SEC”). Given these assumptions, risks and uncertainties, you should not place undue reliance on these forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected. Unless required by United States federal securities laws, we do not intend to update any of these forward-looking statements to reflect circumstances or events that occur after the statement is made. Our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. The market data and certain other statistical information used throughout this presentation are based on independent industry publications, governmental publications, reports by market research firms or other independent sources. Some data are also based on our good faith estimates. Although we believe these third-party sources are reliable, we have not independently verified the information attributed to these third-party sources and cannot guarantee its accuracy and completeness. Similarly, our estimates have not been verified by any independent source. Certain financial measures presented in this presentation, such as Adjusted EBITDA, Adjusted EBITDA margin, Restaurant-level Contribution and Restaurant-level Contribution margin, are not recognized under generally accepted accounting principles in the United States (“GAAP”) and are defined in the accompanying Appendix. Such non-GAAP measures are intended as supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. We believe that the use of such non-GAAP measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that such non-GAAP financial measures are not indicative of overall results for the Company, and Restaurant-level Contribution margin does not accrue directly to the benefit of stockholders because of corporate-level expenses excluded from such measure. Because of these limitations, non-GAAP financial measures should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. See the accompanying Appendix for a reconciliation of non-GAAP measures used in this presentation. Additional financial data and other measures for the company, including Average Unit Volume (AUVs), Comparable restaurant sales growth and Number of restaurant openings, are defined in the Appendix. By attending or receiving this presentation and viewing the related video, you acknowledge that you will be solely responsible for your own assessment of the market and our market position and that you will conduct your own analysis and be solely responsible for forming your own view of the potential future performance of our business. 1

Kura Experience Video KURA REVOLVING SUSHI BAR 2

System footprint 25 units in 5 states KURA REVOLVING SUSHI BAR 3

Financial Snapshot Robust Financial Profile Historical Restaurant Growth (US$ in thousands) Fiscal Year 2018 Fiscal Year 2019 FY19 Q2 FY20 Q2 Average Unit Volumes $3,457 $3,498 n.a. n.a. Comparable Restaurant Sales Growth 2.9% 6.2% 6.8% 10.8% Sales $51,744 $64,245 $15,117 $19,338 Operating Income $1,863 $1,661 $282 ($240) Net Income $1,742 $1,456 $212 ($133) Restaurant-Level Contribution(1) $10,380 $12,945 $2,913 $3,897 Restaurant-Level Contribution Margin(1) 20.1% 20.1% 19.3% 20.1% Adjusted EBITDA(2) $4,506 $5,782 $1,233 $1,369 Adjusted EBITDA margin(2) 8.7% 9.0% 8.2% 7.1% (1) Non-GAAP: See Appendix A for Reconciliation (2) Non-GAAP: See Appendix B for Reconciliation 2015A 8 2016A 11 2017A 14 2018A 17 2019A 23 2020E 27 4

Thank You KURA RESVOLVING SUSHI BAR 5

Appendix KURA RESVOLVING SUSHI BAR 6

EBITDA, a non-GAAP measure, is defined as net income (loss) before interest, income taxes and depreciation and amortization.  Adjusted EBITDA, a non-GAAP measure, is defined as EBITDA plus stock-based compensation expense, pre-opening lease expense, pre-opening costs, non-cash lease expense, impairment of long-lived assets, as well as certain items that the Company believes are not indicative of its core operating results. Adjusted EBITDA margin is defined as adjusted EBITDA divided by sales.  Restaurant-level Contribution, a non-GAAP measure, is defined as operating income (loss) plus depreciation and amortization, stock-based compensation expense, pre-opening lease expense, pre-opening costs, non-cash lease expense and asset disposals, impairment of long-lived assets, general and administrative expenses, less corporate-level stock-based compensation expense and corporate-level pre-opening costs recognized within general and administrative expenses. Restaurant-level contribution margin is defined as restaurant-level contribution divided by sales.  Average Unit Volumes (“AUVs”) consist of the average annual sales of all restaurants that have been open for 18 months or longer at the end of the fiscal year presented. AUVs are calculated by dividing (x) annual sales for the fiscal year presented for all such restaurants by (y) the total number of restaurants in that base. The Company makes fractional adjustments to sales for restaurants that were not open for the entire fiscal year presented (e.g., a restaurant is closed for renovation) to annualize sales for such period of time.  Comparable Restaurant Sales Growth refers to the change in year-over-year sales for the comparable restaurant base. The Company include restaurants in the comparable restaurant base that have been in operation for at least 18 months prior to the start of the accounting period presented, including those temporarily closed for renovations during the year. For restaurants that were temporarily closed for renovations during the year, the Company makes fractional adjustments to sales such that sales are annualized in the associated period. Growth in comparable restaurant sales represents the percent change in sales from the same period in the prior year for the comparable restaurant base. Number of restaurant openings reflects the number of restaurants opened during a particular reporting period. Before we open new restaurants, we incur pre-opening costs. New restaurants may not be profitable, and their sales performance may not follow historical patterns. The number and timing of restaurant openings has had, and is expected to continue to have, an impact on our results of operations Key Financial Definitions 7

Certain financial measures, such as EBITDA, adjusted EBITDA, adjusted EBITDA margin, restaurant-level contribution and restaurant-level contribution margin (“Non-GAAP measures”) are not recognized under GAAP. These Non-GAAP measures are intended as supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. The Company is presenting these Non-GAAP measures because the Company believes that they provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and operating results. Additionally, the Company presents restaurant-level contribution because it excludes the impact of general and administrative expenses which are not incurred at the restaurant-level. The Company also uses restaurant-level contribution to measure operating performance and returns from opening new restaurants. The Company believes that the use of these Non-GAAP measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that restaurant-level contribution and restaurant-level contribution margin are financial measures which are not indicative of overall results for the Company, and restaurant-level contribution and restaurant-level contribution margin do not accrue directly to the benefit of stockholders because of corporate-level expenses excluded from such measures. In addition, you should be aware when evaluating these Non-GAAP measures that in the future the Company may incur expenses similar to those excluded when calculating these measures. The Company’s presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of these Non-GAAP measures may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate these Non-GAAP measures in the same fashion. Because of these limitations, these Non-GAAP measures should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on our GAAP results and using these Non-GAAP measures on a supplemental basis. Non-GAAP Financial Measures 8

Appendix A Reconciliation of Operating Income (LOSS) to Restaurant-Level Contribution (1) Stock-based compensation expense includes non-cash stock-based compensation, which is comprised of restaurant-level stock-based compensation included in other costs in the statements of income and of corporate-level stock-based compensation included in general and administrative expenses in the statements of operations. (2) Pre-opening lease expense includes lease expenses incurred between date of possession and opening of our restaurants. (3) Pre-opening costs consist of labor costs and travel expenses for new employees and trainers during the training period, recruitment fees, legal fees and other related pre-opening costs. (4) Non-cash lease expense includes lease expense after the opening date of our restaurants that did not require cash outlay in the respective periods. (5) Impairment of long-lived assets, net includes losses incurred due to the impairment of property and equipment related to a restaurant closure partially offset by a reimbursement from the landlord for the termination of the lease. (amounts in thousands) Fiscal Year Ended August 31, 2018 August 31, 2019 Three Months Ended February 29, 2019 February 28, 2020 Operating income (loss) $ 1,863 $ 1,661 $ 282 $ (240) Depreciation and amortization 1,675 2,165 520 748 Stock based compensation expense(1) 105 590 161 211 Pre-opening lease expense(2) 197 556 127 255 Pre-opening costs(3) 77 273 45 263 Non-cash lease expense(4) 353 462 98 132 Impairment of long-lived assets, net(5) 236 - - - General and administrative expenses 5,956 7,748 1,817 2,783 Corporate-level stock based compensation and pre-opening costs included in General and administrative expenses (91) (510) (137) (255) Restaurant-level contribution $ 10,380 $ 12,945 $ 2,913 $ 3,897 Operating profit margin 3.6% 2.6% 1.9% -1.2% Restaurant-level contribution margin 20.1% 20.1% 19.3% 20.1% 9

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

Appendix B

(amounts in thousands)	Fiscal Years Ended		Three Months Ended	
	August 31, 2018	August 31, 2019	February 29, 2019	February 28, 2020
Net income (loss)	$ 1,742	$ 1,456	$ 212	$ (133)
Net interest (income) expense	116	137	35	(137)
Taxes	5	68	35	30
Depreciation and amortization	1,675	2,165	520	748
EBITDA	3,538	3,826	802	508
Stock-based compensation expense[1]	105	590	161	211
Pre-opening lease expense[2]	197	556	127	255
Pre-opening costs[3]	77	273	45	263
Non-cash lease expense[4]	353	462	98	132
Impairment of long-lived assets, net[5]	236	-	-	-
Other adjustments[6]	-	75	-	-
Adjusted EBITDA	$ 4,506	$ 5,782	$ 1,233	$ 1,369
Adjusted EBITDA margin	8.7%	9.0%	8.2%	7.1%

(1) Stock-based compensation expense includes non-cash stock-based compensation, which is comprised of restaurant-level stock-based compensation included in other costs in the statements of income and of corporate-level stock-based compensation included in general and administrative expenses in the statements of operations.

(2) Pre-opening lease expense includes lease expenses incurred between date of possession and opening of our restaurants.

(3) Pre-opening costs consist of labor costs and travel expenses for new employees and trainers during the training period, recruitment fees, legal fees and other related pre-opening costs.

(4) Non-cash lease expense includes lease expense after the opening date of our restaurants that did not require cash outlay in the respective periods.

(5) Impairment of long-lived assets, net includes losses incurred due to the impairment of property and equipment related to a restaurant closure partially offset by a reimbursement from the landlord for the termination of the lease.

(6) Other adjustments include a $75 thousand expense related to a legal settlement.

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